UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

6533 Octave Avenue
Las Vegas, Nevada 89139
(Former name or former address, if changed since last report.)

Registrant's telephone number, including area code:  1-888-455-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Respect Your Universe, Inc. ("RYU") is filing this Amendment No. 1 on Form 8-K/A ("Form 8-K/A") to our Current Report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on August 10, 2011 ("Original Filing") to correct the amounts stated in Sub-Section (a) of Item 3.02: Sale of Unregistered Securities.

The Original Filing erroneously stated that on August 5, 2011, pursuant to the terms of a private placement, RYU had sold 2,132,607 shares of restricted common stock to 52 accredited investors for proceeds of $2,132,607, when in fact RYU had sold an additional 26,000 shares of restricted common stock from one additional investor in the private placement for additional proceeds of $26,000.

Therefore, the correct final figures are that on August 5, 2011, pursuant to the terms of a private placement, RYU had sold 2,158,607 shares of restricted common stock to 53 accredited investors for proceeds of $2,158,607.

Other than as described above, none of the other disclosures in the Original Filing have been amended or updated.

The filing of this Form 8-K/A shall not be deemed an admission that the Original Filing when made included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

ITEM 3.02              UNREGISTERED SALES OF EQUITY SECURITIES.

On August 5, 2011, pursuant the terms of a private placement (“Offering”), RYU issued 2,158,607 shares of restricted common stock to 53 accredited investors for proceeds of $2,158,607.

The securities sold in the Offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	September 6, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary